Exhibit 10.3

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made as of May 11, 2015, by and between ARE-SD REGION NO. 25, LLC, a Delaware limited liability company (“Landlord”), and OTONOMY, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of September 23, 2011, as amended by that certain First Amendment to Lease dated as of May 28, 2014 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 14,503 rentable square feet of space in a building located at 6275 Nancy Ridge Drive, San Diego, California (“Building”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Concurrently with this Second Amendment, Tenant is entering into a new lease with an affiliate of Landlord (“Landlord’s Affiliate”) pursuant to which Tenant is leasing space at 4796 Executive Drive, San Diego, California (“New Lease”).

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to provide for the acceleration of the expiration date of the Term of the Lease in connection with the commencement of the New Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Term. Notwithstanding anything to the contrary contained in the Lease, the expiration date of the Term of the Lease shall be accelerated to the date that is 30 calendar days after Landlord’s Affiliate Delivers (as defined in the New Lease) the premises subject to the New Lease with Landlord’s Work Substantially Completed (as such terms are defined in the New Lease) (“Termination Date”). Notwithstanding the foregoing, if the New Lease terminates prior to the Commencement Date (as defined in the New Lease) such that the Commencement Date (as defined in the New Lease) never occurs, this Second Amendment shall be null and void and of no further force or effect, the expiration date of the Lease shall not be accelerated and the Lease shall continue in full force and effect.

2.

Base Rent and Operating Expenses. Tenant shall continue to pay, through the Termination Date, all amounts due and owing under the Lease including, without limitation, Base Rent and Operating Expenses as provided under the Lease. Notwithstanding the foregoing, if Tenant does not surrender the Premises on or before the Termination Date, Tenant shall be in holdover under the Lease and the terms of Section 8 of the Lease shall apply.

3.

Termination and Surrender. Tenant shall voluntarily surrender the Premises on or before the Termination Date. Tenant agrees to cooperate reasonably with Landlord in all matters, as applicable, relating to (i) surrendering the Premises in accordance with the surrender requirements and in the condition required pursuant to the Lease, and (ii) all other matters related to restoring the Premises to the condition required under the Lease; provided, however, that, notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to remove any Tenant Improvements or Alterations existing in the Premises as of the date of this Second Amendment. After the Termination Date, Tenant shall have no further rights of any kind with respect to the Premises. Nothing herein shall excuse Tenant from its obligations under the Lease prior to the Termination Date.

4.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than Jones Lang LaSalle Brokerage, Inc. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any, named in this Second Amendment, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

5.

Disclosure. For purposes of Section 1938 of the California Civil Code, as of the date of this Second Amendment, Tenant acknowledges having been advised by Landlord that the Project has not been inspected by a certified access specialist.

6.	Miscellaneous.

a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective their respective successors and assigns.

c. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

OTONOMY, INC., a Delaware corporation

By:	/s/ David Weber
Its:	President & CEO

LANDLORD:

ARE- SD REGION NO. 25, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By: /s/ Gary Dean
Its: Senior Vice President RE Legal Affairs

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